Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Thomas Lim, certify that:

1.                I have reviewed this annual report on Form 10-KSB/A of Raining Data Corporation; and

2.                Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 23, 2007
/s/ THOMAS LIM
Thomas Lim
Chief Financial Officer
(Principal Financial and Accounting Officer)